SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 21, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Definitive Material Agreement.

Item 3.02	Unregistered Sales of Equity Securities

On September 21, 2018, we accepted a Subscription Agreement from, and issued and sold to, Bespoke Growth Partners, Inc., 4,500,000 shares of our common stock for a purchase price of $360,000. We have agreed to file a registration statement for the resale of these shares. As previously reported in our registration statement on Form S-3 (Registration No. 333-227247) declared effective on September 14, 2018, on September 29, 2018, we issued and sold an aggregate of 2,500,000 shares of our common stock to two accredited investors for an aggregate purchase price of $187,500.

 The issuance of the foregoing shares were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act. The certificates representing the foregoing shares were endorsed with the customary Securities Act restrictive legend.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1

Warrant issued to BK Consulting Group, LLC, as amended (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed on September 10, 2018 and declared effective on September 14, 2018 (the “Registration Statement”).

10.1	Subscription Agreement dated as of August 29, 2018 (incorporated herein by reference to Exhibit 10.1 to the Registration Statement).
10.2	Consulting Agreement dated as of March 30, 2018 with BK Consulting Group, LLC (incorporated herein by reference to Exhibit 10.2 to the Registration Statement).
10.3	Subscription Agreement dated as of September 21, 2018.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2018

ONE HORIZON GROUP, INC.

By:	/s/ Martin Ward
Name: Martin Ward
Title: Chief Financial Officer